Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each and any of Anthony Zangrillo and Spencer Cercone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to:

1.            Sign any and all instruments, certificates, and documents appropriate or required to be executed on behalf of the undersigned pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all relevant regulations promulgated thereunder (including, without limitation, any Joint Filing Agreement with respect thereto), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission (the "SEC"), and with any other entity when and if such is mandated by the Exchange Act or by the bylaws of the Financial Industry Regulatory Authority;

2.            prepare, execute, acknowledge, deliver, and file a Form ID (including any amendments or authentications thereto) with respect to obtaining EDGAR codes, with the SEC;

3.            seek or obtain, as the representative of the undersigned and on behalf of the undersigned, information on transactions in securities, from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorneys-in-fact and the undersigned approves and ratifies any such release of information; and

4.            perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

1.            this Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

2.            any documents prepared and/or executed by such attorneys-in-fact on behalf of any of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

3.            the attorneys-in-fact do not assume (a) any liability for responsibility to comply with the requirements of the Exchange Act for any of the undersigned, (b) any liability for any failure to comply with such requirements for any of the undersigned, or (c) any obligation or liability for profit disgorgement under Section 16(b) of the Exchange Act for any of the undersigned; and

4.            this Power of Attorney does not relieve any of the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Sections 13 and 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution and revocation, hereby ratifying all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be signed and effective as of September 17, 2025.

/s/ Jason Chryssicas
Jason Chryssicas

[Signature Page to Power of Attorney]

NEW YORK ALL-PURPOSE ACKNOWLEDGMENT

REAL PROPERTY LAW §309-a

State of New York		} ss.
County of	Westchester

On the	17th	day of	September	in the year	2025	before me,
	Day		Month		Year

the undersigned personally appeared	Jason Chryssicas
Name of Signer

(and ____________________________________________________________________________________________,) personally known to me or

Name of Additional Signer, If Any

proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) Is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the Instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Ana I. Martins
Signature of Notary Public
Notary Public — State of New York

Place Seal Below OR Complete Lines Below

ANA I MARTINS Notary Public - State of New York NO. 01MA6396946 Qualified in Westchester County My Commission Expires Aug 26, 2027	Ana I. Martins
Name of Notary

Westchester
Name of County in Which Originally Qualified

8/26/2027
Commission Expiration Date

Name of County in Which Certificate of Official Character Filed (if required)

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document:	Power of attorney

Document Date:	9-17-2025	Number of Pages:	2

Signer(s) Other Than Named Above:

©2020 National Notary Association

M1304-15 (11/20)